Exhibit 99.1

PRESS RELEASE

Contact:

J. Scott Kamsler Sr. Vice President and CFO 510-668-7110	For Release July 31, 2008

Exar Corporation Reports Fiscal 2009 First Quarter Results

Fremont, California, July 31, 2008 – Exar Corporation (NasdaqGM: EXAR), today reported financial results for its fiscal 2009 first quarter ended, June 29, 2008.

Revenue

Net sales for the first quarter of fiscal 2009 were $32.2 million compared to net sales of $28.3 million for the prior quarter and to net sales of $17.1 million for the same period last year. Net sales excluded approximately $0.9 million and $2.5 million of distributor shipments in the first quarter of fiscal 2009 and the prior quarter, respectively, due to transitional accounting associated with the Sipex merger.

CEO Comment

“I am encouraged with the improvements we achieved in revenue, operating expenses, and gross margin during the quarter. We also made measurable progress in increasing the efficiency of our operations, channel and product development” said Pete Rodriguez, the Company’s president and chief executive officer. “Design wins were strong — achieving the highest level since the Sipex merger. This, we believe, is evidence of our success in leveraging a larger more integrated channel of global partners, and taking full advantage of cross-selling opportunities.”

Gross Margin

On a GAAP basis, the gross margin for the first quarter of fiscal 2009 was 44.9% as compared to 37.9% for the prior quarter and 66.4% in the first quarter last fiscal year. On a non-GAAP basis, the gross margin for the first quarter of fiscal 2009 was 48.8% as compared to 45.3% for the prior quarter and 68.0% in the first quarter last fiscal year.

Net Income/Loss

The GAAP net loss for the fiscal quarter ended June 29, 2008 was $2.5 million, or $0.06 net loss per share, compared to a net loss of $172.4 million, or $3.77 net loss per share in the prior quarter, and net income of $4.6 million, or $0.13 diluted earnings per share, for the fiscal quarter ended June 30, 2007. The net loss per share in the prior quarter included a non-cash $165.2 million charge for the impairment of goodwill and other intangible assets related to the acquisition of Sipex.

On a non-GAAP basis, the Company reported net income of $0.8 million, or $0.02 diluted earnings per share, for the fiscal quarter ended June 29, 2008, as compared to a net loss of $1.7 million, or $0.04 net loss per share, in the previous quarter, and net income of $3.5 million, or $0.10 diluted earnings per share, in the first quarter of fiscal 2008.

Cash Flow

During the first quarter of fiscal 2009, the Company’s cash, cash equivalents and short-term marketable securities decreased by $10.3 million to $258.6 million primarily as a result of $12.9 million used to repurchase approximately 1.5 million shares of the Company’s common stock at an average price of $8.35 per share. The Company generated cash from operations of $3.7 million during the June 2008 quarter.

Current Business Outlook

For the second quarter of fiscal 2009 ending September 28, 2008, the Company projects that net sales will be between $31.5 million and $33.5 million. The gross margin is expected to be between 43% and 45% on a GAAP basis and between 47% and 49% on a non-GAAP basis. Operating expenses are expected to be between $18.9 million and $19.4 million on a GAAP basis and between $16.9 million and $17.4 million on a non-GAAP basis.

The Company’s statements about its future financial performance or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company from time to time supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the period presented, we are disclosing non-GAAP gross margins, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, fair value adjustment of acquired inventories, merger-related costs, goodwill and other intangible asset impairment, other than temporary loss on long-term investments, income tax effects, and an income tax benefit from the closure of federal tax audit. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the first quarter of fiscal 2009, today, Thursday, July 31, 2008 at 1:30 p.m. PDT/4:30 p.m. EDT. To access the conference call, please dial (800) 230-1085 by 1:20 p.m. PDT/4:20 p.m. EDT and use conference ID number 953898. In addition, a live webcast will also be available.

To access the webcast, please go to the Company’s Investor Relations Homepage at: http://www.exar.com. A replay of the call will be available starting at 5:00 p.m. PDT/8:00 p.m. EDT this afternoon until 11:59 p.m. PDT on August 7, 2008/2:59 a.m. EDT on August 8, 2008. To access the replay, please dial (800) 475-6701 and use conference ID number 953898.

Product Line Highlights

Interface

Exar Adds Next Generation Quad UART Device Family to Industry’s Most Extensive UART Product Portfolio

http://www.exar.com/Common/Content/News.aspx?id=3764

Exar Introduces Industry-First Solution: Wireless Universal Asynchronous Receiver Transmitter (UART)

http://www.exar.com/Common/Content/News.aspx?id=3636

Safe Harbor Statement

The Company’s statements about its future financial performance, anticipated benefits in connection with the acquisition of Sipex Corporation, changes in gross margins, revenues and operating expenses, uncertain timing of expense reductions or synergies associated with corporate restructuring, internal initiatives, distribution and OEM trends, supply chain issues among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global economic, industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer or distributor demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; adjustments in interest rates and cash balances; vendor capacity, quality or throughput constraints; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to option expensing or merger related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 30, 2008.

About Exar

Exar Corporation is Powering Connectivity by delivering highly differentiated silicon solutions empowering products to connect. With distinctive knowledge in analog and digital technologies, Exar enables a wide array of applications such as portable devices, home media gateways, communications systems, and industrial automation equipment. Exar has locations worldwide providing real-time system-level support to drive rapid product innovation. For more information about Exar visit: http://www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	JUNE 29, 2008	MARCH 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$139,986	$122,016
Short-term marketable securities	118,565	146,844
Accounts receivable (net of allowances of $492 and $714)	9,923	9,943
Accounts receivable, related party (net of allowances of $1,241 and $1,421)	3,609	3,712
Inventories	14,407	14,201
Interest receivable and prepaid expenses	4,162	3,889
Deferred income taxes, net	487	507

Total current assets	291,139	301,112
Property, plant and equipment, net	45,317	46,130
Goodwill	47,335	47,626
Intangible assets, net	24,449	26,019
Other non-current assets	3,529	3,333

Total assets	$411,769	$424,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,574	$8,801
Accrued compensation and related benefits	5,766	5,744
Deferred income and allowances on sales to distributors	3,255	3,253
Deferred income and allowances on sales to distributors, related party	9,435	9,118
Other accrued expenses	8,743	8,136

Total current liabilities	36,773	35,052
Long-term lease financing obligations	15,981	16,379
Other non-current obligations	1,725	1,712

Total liabilities	54,479	53,143

Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized; 42,678,155 and 43,928,762 shares issued and outstanding at June 29, 2008 and March 30, 2008, respectively (net of treasury shares)	4	4
Additional paid-in capital	705,030	702,218
Accumulated other comprehensive income	647	1,873
Treasury stock at cost, 19,835,425 and 18,288,021 shares at June 29, 2008 and March 30, 2008, respectively	(248,450)	(235,538)
Accumulated deficit	(99,941)	(97,480)

Total stockholders’ equity	357,290	371,077

Total liabilities and stockholders’ equity	$411,769	$424,220

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 29, 2008	MARCH 30, 2008	JUNE 30, 2007
Net sales	$20,171	$18,356	$13,399
Net sales, related party	12,040	9,906	3,702

Total net sales	32,211	28,262	17,101

Cost of sales:
Cost of sales	10,939	10,798	4,463
Cost of sales, related party	5,847	5,244	1,041
Amortization of purchased intangible assets	955	1,515	240

Total cost of sales	17,741	17,557	5,744

Gross profit	14,470	10,705	11,357

Operating expenses:
Research and development	8,092	8,259	6,058
Selling, general and administrative	11,301	11,793	5,531
Goodwill and other intangible asset impairment	—	165,191	—

Total operating expenses	19,393	185,243	11,589
Loss from operations	(4,923)	(174,538)	(232)
Other income, net:
Interest income and other, net	2,670	3,266	4,497
Interest expense	(331)	(344)	—
Other than temporary loss on long-term investments	—	(142)	—

Total other income and expense, net	2,339	2,780	4,497
Income (loss) before income taxes	(2,584)	(171,758)	4,265
Provision (benefit) for income taxes	(123)	640	(346)

Net income (loss)	$(2,461)	$(172,398)	$4,611

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.06)	$(3.77)	$0.13

Diluted earnings (loss) per share	$(0.06)	$(3.77)	$0.13

Shares used in the computation of earnings (loss) per share:
Basic	42,973	45,712	35,998

Diluted	42,973	45,712	36,134

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 29, 2008	MARCH 30, 2008	JUNE 30, 2007
GAAP gross margin	44.9%	37.9%	66.4%
Stock-based compensation	0.6%	0.5%	0.2%
Amortization of acquired intangible assets	3.0%	5.4%	1.4%
Fair value adjustment of acquired inventories	—	1.5%	—
Merger-related costs	0.4%	0.1%	—

Non-GAAP gross margin	48.8%	45.3%	68.0%

GAAP research and development expenses	$8,092	$8,259	$6,058
Stock-based compensation	358	270	224
Amortization of acquired intangible assets	263	—	—
Merger-related costs	—	131	—

Non-GAAP research and development expenses	$7,471	$7,858	$5,834

GAAP selling, general and administrative expenses	$11,301	$11,793	$5,531
Stock-based compensation	809	884	509
Amortization of acquired intangible assets	162	266	—
Merger-related costs	541	717	—

Non-GAAP selling, general and administrative expenses	$9,789	$9,926	$5,022

GAAP operating expenses	$19,393	$185,243	$11,589
Stock-based compensation	1,167	1,154	733
Amortization of acquired intangible assets	425	266	—
Merger-related costs	541	848	—
Goodwill and other intangible asset impairment	—	165,191	—

Non-GAAP operating expenses	$17,260	$17,784	$10,856

GAAP operating income (loss)	$(4,923)	$(174,538)	$(232)
Stock-based compensation	1,359	1,282	761
Amortization of acquired intangible assets	1,380	1,781	240
Fair value adjustment of acquired inventories	—	432	—
Merger-related costs	656	884	—
Goodwill and other intangible asset impairment	—	165,191	—

Non-GAAP operating income (loss)	$(1,528)	$(4,968)	$769

GAAP net income (loss)	$(2,461)	$(172,398)	$4,611
Stock-based compensation	1,359	1,282	761
Amortization of acquired intangible assets	1,380	1,781	240
Fair value adjustment of acquired inventories	—	432	—
Merger-related costs	656	884	—
Goodwill and other intangible asset impairment	—	165,191	—
Other than temporary loss on long-term investments	—	142	—
Income tax effects	(161)	1,035	(253)
Income tax benefit from the closure of federal tax audit	—	—	(1,852)

Non-GAAP net income (loss)	$773	$(1,651)	$3,507

GAAP diluted earnings (loss) per share	$(0.06)	$(3.77)	$0.13
Stock-based compensation	0.03	0.03	0.02
Amortization of acquired intangible assets	0.03	0.04	0.01
Fair value adjustment of acquired inventories	—	0.01	—
Merger-related costs	0.02	0.02	—
Goodwill and other intangible asset impairment	—	3.61	—
Other than temporary loss on long-term investments	—	—	—
Income tax effects	—	0.02	(0.01)
Income tax benefit from the closure of federal tax audit	—	—	(0.05)

Non-GAAP diluted earnings (loss) per share	$0.02	$(0.04)	$0.10

Shares used in diluted earnings (loss) per share — GAAP	42,973	45,712	36,134
The effect of dilutive potential common shares due to reporting Non-GAAP net income	260	—	—
The effect of removing stock-based compensation expense under SFAS 123R for Non-GAAP presentation purpose	(81)	—	13

Shares used in diluted earnings per (loss) share — Non-GAAP	43,152	45,712	36,147

Note: certain amounts may not total due to rounding